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                                                                    Exhibit 4.15

                                 FLEET BANK - NH
                       STOCK PLEDGE AND SECURITY AGREEMENT


         THIS STOCK PLEDGE AND SECURITY AGREEMENT is made this 20th day of June, 1997, by WPI GROUP, INC., WPI UK HOLDING, INC., WPI UK HOLDING II, INC., each a New Hampshire corporation, and WPI GROUP (U.K.), an unlimited company organized under the laws of England and Wales, each with executive offices at 1155 Elm Street, Manchester, New Hampshire 03101 (individually and collectively, the "Parent") to FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with a principal place of business at 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Bank has extended a revolving line of credit loan in the principal amount of up to Thirty Million Dollars ($30,000,000.00) (the "Line of Credit") and a term loan in the principal amount of Fifteen Million Dollars ($15,000,000.00) (the "Term Loan," and the Line of Credit and the Term Loan collectively, the "Loan") to WPI GROUP, INC. and to its subsidiaries (the "Subsidiaries"), namely WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC., WPI UK HOLDING, INC., WPI UK HOLDING II, INC., and WPI OYSTER TERMINALS, INC., each a New Hampshire corporation, WPI GROUP (U.K.), an unlimited company organized under the laws of England and Wales, and WPI OYSTER TERMINALS LIMITED, a corporation organized under the laws of England and Wales, all such entities having executive offices at 1155 Elm Street Manchester, New Hampshire 03101 (the WPI Group, Inc. and all of its Subsidiaries collectively referred to as the "Borrower"), pursuant to and in accordance with the Commercial Loan Agreement dated October 24, 1995, as amended to date, among the Bank, WPI Group, Inc. and the Subsidiaries, as the same may be further amended from time to time (collectively, the "Loan Agreement"), and the related loan documents between WPI Group, Inc., the Subsidiaries, and the Bank (such documents defined in the Loan Agreement as the "Loan Documents");

         WHEREAS, the Parent collectively is the owner of all of the outstanding shares of the capital stock of the Subsidiaries (collectively, the "Shares");

         WHEREAS, the obligation of the Bank to make the Term Loan to the Borrower is subject to the condition, among others, that the Loan and all other obligations of Borrower under the Loan Agreement and the other Loan Documents shall be secured by this pledge and collateral assignment by the Parent to the Bank of the Shares; and

         WHEREAS, the Term Loan will benefit the Parent directly and indirectly as the proceeds of the Term Loan will provide the Borrower with term financing for the acquisition of Husky Computers, Inc., Husky Computers Limited and Husky Computers GmbH. Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.


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         NOW, THEREFORE, in order to induce the Bank to make the Term Loan to the Borrower pursuant to and in accordance with the terms and conditions of the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parent, the Parent hereby covenants and agrees as follows:

         1. PLEDGE OF SHARES. Parent hereby pledges and collaterally assigns the Shares, and all Income and Proceeds thereof (as hereinafter defined), to the Bank as collateral security for the payment and performance of the Borrower's obligations under the Loan Agreement and the Loan Documents, including, but not limited to, the repayment of the Loan and all interest, charges, and fees with respect thereto. As used in this agreement, "Income" means all current and future interest, dividends, distributions and other payments and benefits in whatever form with respect to the Shares and "Proceeds" means all proceeds from the sale or other disposition of the Shares.

         2. DELIVERY OF THE SHARES. Parent herewith delivers to the Bank all certificates evidencing the Shares and separate assignments of all of the Shares (whether or not evidenced by certificates) duly executed in blank, together with irrevocable proxies which provide the Bank with full and complete voting power and authority respecting the Shares exercisable however only upon the occurrence of an Event of Default (hereinafter defined).

         3. GRANT OF SECURITY INTEREST. The Parent hereby grants to the Bank a security interest in the Shares delivered herewith, and in all Income and Proceeds of the foregoing, to secure the payment and performance of the Borrower's obligations to the Bank under the Loan Agreement and the other Loan Documents, including but not limited to repayment of the Loan and all interest, charges, and fees with respect thereto.

         4. RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence of an event of default under, or breach of any of the terms and conditions of, the Loan Agreement or any of the other Loan Documents ("Event of Default"), the Bank shall then have all of the rights and remedies provided to it under said agreements and instruments and, in addition, the right to (a) exercise each and all the rights and privileges of a record holder of the Shares, including without limitation, the right to sell, transfer, or otherwise dispose of the Shares and to retain and/or to collect any and all Income and Proceeds, and (b) exercise all rights of a secured party under the Uniform Commercial Code as in effect in the State of New Hampshire upon the date hereof and under other applicable law, including without limitation private sale of the Shares. All amounts received by the Bank through the exercise of its rights as aforesaid shall be applied to the extent required to satisfy the obligations of the Borrower under the Loan Agreement and the other Loan Documents. Any amounts remaining thereafter shall be paid over to Parent.

         5. VOTING RIGHTS. Until the occurrence of an Event of Default, the Parent shall hold and maintain all ownership rights associated with the Shares, including the right to vote said Shares on any corporate question, subject to the restriction on issuance of additional shares provided in Paragraph 6 below, provided that the Parent shall not be entitled to any Income from the Shares.

         6. PROHIBITION OF ISSUANCE OF ADDITIONAL SHARES. Until the Obligations under the Loan Agreement are paid in full, Parent shall not permit or vote for the issuance by any Borrower of any subscription

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warrants, options or other rights with respect to any of the Shares, or the issuance of any additional shares of capital stock or other shares, whether in connection with a merger, consolidation, exchange, combination, reclassification, reorganization, stock split, stock dividend, or otherwise.

         7. PROTECTION OF SHARES. Parent shall pay all taxes, charges and assessments against the Shares and do all acts necessary and appropriate to preserve and maintain the value thereof. In the event of the failure of the Parent to do so, Bank may make such payments and take such actions on account thereof as it, in its sole discretion, deems desirable. Parent shall reimburse Bank immediately on demand for each and all such payments and any costs so incurred.

         8. POWER OF ATTORNEY. Parent hereby irrevocably appoints the Bank as Parent's attorney-in-fact, with full power of substitution, to, upon the occurrence of an Event of Default (a) take any and all actions in Parent's names and stead with respect to the Shares, (b) sell, transfer, assign, or otherwise dispose of the Shares, (c) demand, collect, receive, receipt for, and recover all Income and Proceeds, and (d) execute in Parent's name and to deliver any necessary documents and instruments required with respect to the Shares necessary for the exercise of the Bank's rights hereunder.

         9. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants that as of the date hereof:

                (a) Parent is the sole owner of the Shares and has the right, authority and capacity to pledge, transfer, assign, and grant a security interest in and to all right, title and interest in and to the Shares pursuant to this assignment;

                (b) The Shares are not subject to any right, security interest, lien, encumbrance or adverse claim of any third party except the interest of the Bank arising under this agreement;

                (c) This agreement and consummation of the transactions set forth herein do not violate or constitute a breach of any indenture, agreement or undertaking to which Parent is a party or by which Parent is bound, or of any laws, statutes and regulations of the United States or any state or political subdivision thereof to which Parent may be subject;

                (d) Except for this agreement, there are no restrictions upon the transfer or assignment of any of the Shares;

                (e) The execution, delivery and performance hereof by Parent are not in contravention of any prior obligation of Parent or any obligation with respect to the Shares; and

                (f) The Shares constitute all of the capital stock of each of the Subsidiaries.

         10. WAIVERS. Parent assents to any extension, modification or waiver of any obligation of Borrower. No waiver or modification of any of the provisions hereof shall be binding on Bank unless in writing and signed by Bank and no waiver by Bank of any rights it may have hereunder shall be deemed a waiver of any other rights it may have. All rights and remedies of Bank shall be cumulative and may be exercised singly or concurrently.

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         11. COSTS. Parent shall pay all costs including, without limitation, reasonable attorneys' fees, incurred by Bank in protecting, enforcing or releasing any of its rights hereunder.

         12. ADDITIONAL DOCUMENTS. Upon the request of Bank, Parent will execute and deliver such further documents and take such further action as Bank may reasonably request in order to fully effect the purposes of this agreement and to protect its rights hereunder. Upon satisfaction of all of the Borrower's obligations to the Bank under the Loan Agreement and the other Loan Documents, and the termination of this agreement, the Bank shall deliver the Shares to the Parent.

         13. MISCELLANEOUS.

                (a) This agreement shall be interpreted under and construed in accordance with the laws of the State of New Hampshire.

                (b) Any notice or other communications required or permitted hereunder shall be in writing and shall be given as provided in the Loan Agreement.

                (c) This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (d) This agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, and may not be changed or modified except by an instrument in writing signed by the party to be charged therewith.




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                IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this agreement as of the date first above written.

                                        PARENT:

                                        WPI GROUP, INC.


                                        By: /s/ Michael Foster
----------------------------------          ------------------------------------
Witness                                     Signature and Title/Duly Authorized


                                        WPI UK HOLDING, INC.,
                                        WPI UK HOLDING II, INC.,
                                        WPI GROUP (U.K.)


                                        By: /s/ Michael Foster
----------------------------------          ------------------------------------
Witness                                     Michael Foster, for, on behalf of,
                                            and as Duly Authorized Officer or
                                            Agent of each of the above-named
                                            entities


                                        FLEET BANK - NH


                                        By: /s/ Mark L. Young
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Witness                                     Mark L. Young
                                            Senior Vice President


                       ACKNOWLEDGMENT BY THE SUBSIDIARIES
                       ----------------------------------

         WPI Electronics, Inc., WPI Magnetec, Inc., WPI Micro Palm, Inc., WPI Power Systems, Inc., WPI Termiflex, Inc., WPI Micro Processor Systems, Inc., WPI DecisionKey, Inc., WPI UK Holding, Inc., WPI UK Holding II, Inc., WPI Oyster Terminal, Inc., WPI Oyster Terminals Limited, and WPI Group (U.K.), (the "Subsidiaries") acknowledge the foregoing agreement and the assignment and pledge of the Shares made therein by WPI Group ,Inc., and those Subsidiaries who own Shares in other Subsidiaries. The Subsidiaries, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, covenant that no additional shares of their capital stock, including without limitation shares of stock, stock options and stock warrants, shall be issued so long as the foregoing agreement and the pledge of stock contained therein remain in effect.


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                                        WPI POWER SYSTEMS, INC.,
                                        WPI MAGNETEC, INC.,
                                        WPI ELECTRONICS, INC.,
                                        WPI TERMIFLEX, INC.,
                                        WPI MICRO PALM, INC.,
                                        WPI MICRO PROCESSOR SYSTEMS, INC., WPI
                                        DECISIONKEY, INC.,
                                        WPI GROUP (U.K.),
                                        WPI OYSTER TERMINALS
                                        LIMITED, WPI UK
                                        HOLDING, INC., WPI
                                        UK HOLDING II, INC.,
                                        and WPI OYSTER
                                        TERMINALS, INC.



                                        By: /s/ Michael Foster
----------------------------------          ------------------------------------
Witness                                     Michael Foster, for, on behalf of,
                                            and as Duly Authorized Officer or
                                            Agent of each of the above-named
                                            entities